UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Raymond F. O'Conor as Senior Vice President of the Company and President and Chief Executive Officer of Saratoga National Bank and Trust Company. On June 25, 2012, Raymond F. O'Conor tendered his resignation from his position as Senior Vice President of Arrow Financial Corporation (the “Company”), effective December 31, 2012. Mr. O'Conor, who also serves as Chairman of the Board, President and Chief Executive Officer of the Company's banking subsidiary, Saratoga National Bank and Trust Company ( “SNB”), also tendered his resignation as President of SNB, effective July 1, 2012. Mr. O'Conor will continue to serve as Chairman and Chief Executive Officer of SNB through December 31, 2012, at which time Mr. O'Conor will also retire as Chief Executive Officer of SNB. For information on Mr. O'Conor's successor as President and CEO of SNB, see the following paragraph. Mr. O'Conor will continue to serve as Chairman of the Board of SNB after December 31, 2012.
Appointment of David S. DeMarco as President and Chief Executive Officer of Saratoga National Bank and Trust Company and to its Board of Directors. David S. DeMarco currently serves as Senior Vice President of the Company and Executive Vice President of Glens Falls National Bank and Trust Company (“GFNB”), the Company's principal banking subsidiary. On June 25, 2012, the Board of Directors of SNB named Mr. DeMarco to serve as Mr. O'Conor's successor as President and Chief Executive Officer of SNB. Effective July 1, 2012, Mr. DeMarco will serve as President of SNB, as well as a member of the Board of Directors of SNB. Additionally, on December, 31, 2012, Mr. DeMarco will succeed Mr. O'Conor as Chief Executive Officer of SNB. After July 1, 2012, Mr. DeMarco will continue in his role as Senior Vice President of the Company, but will not continue in his capacity as Executive Vice President of GFNB. Although Mr. DeMarco will become a director of SNB, he will not serve on any committees of the Board of SNB or receive any compensation for his service on the Board.
A press release regarding Mr. O'Conor's resignation and Mr. DeMarco's appointment to the top position at SNB is attached as Exhibit 99 to this Current Report on Form 8-K.
Amended and Restated Employment Agreement for Mr. O'Conor and Replacement Employment Agreement for Mr. DeMarco.  On June 29, 2012, the Company signed a multi-year amended and restated employment agreement with Mr. O'Conor and a multi-year replacement employment agreement with Mr. DeMarco. These new agreements (the “New Agreements”), which will become effective on July 1, 2012, replace existing employment agreements entered into by the Company with the executives on January 31, 2012 (the “Prior Agreements”). The New Agreements are substantially similar to the Prior Agreements, except that they reflect the new positions to be held by the executives effective July 1, 2012. All other terms of the Prior Agreements are maintained in their entirety, unchanged, in the New Agreements and are summarized below.
Under the New Agreements, each of Mr. O'Conor's and Mr. DeMarco's annual base salary continues to be $178,500. Each of their respective annual base salaries may be increased but may not be decreased during the remaining term of their New Agreements. The New Agreements also provide that each such executive is eligible to participate in certain other benefit programs, including medical, dental and life insurance benefits, compensation plans including the annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans.
The New Agreements provide that, in the event the executive terminates his own employment for good reason (as defined), or is terminated by the Board of Directors without cause (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.
Also under the New Agreements, if there is a change of control (as defined) of the Company and, within 12 months after such change of control, either (a) the Company or SNB terminates the employment of the executive for any reason (other than a termination of employment for cause), or (b) such executive terminates his own employment with the Company or SNB for good reason, the executive will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately two times his average annual taxable compensation for the five years preceding the event, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, the executive shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the tax laws.

The New Agreements also contain non-competition provisions that may be triggered upon termination of employment.
The New Agreement for Mr. O'Conor provides that, on or before each January 31 during the remaining term of the agreement, the Compensation Committee of the Company's Board of Directors will consider and vote upon a proposal to replace the executive's existing agreement with a new two-year employment agreement containing provisions at least as favorable to the executive as his current agreement. The New Agreement for Mr. DeMarco provides that on or before each December 31 of each calendar year during the remaining term of the agreement, the Compensation Committee of the Board will consider and vote upon a proposal to replace the executive's existing agreement with a new two-year employment agreement containing provisions at least as favorable to the executive as his current agreement. Notwithstanding the above, each of the New Agreements provides that the Board of Directors will consider, prior to December 31, 2012, the impact on such agreements of Mr. DeMarco's succession to Mr. O'Conor on December 31, 2012 as Chief Executive Officer of SNB, and will make changes to such agreements, or as appropriate, terminate or replace such agreements, at such time.

Item 9.01.    Financial Statements and Exhibits.

Exhibits:

Exhibit No.    Description
Exhibit 99    Arrow Financial Corporation Press Release dated June 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Registrant

Date: June 29, 2012	/s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer